Exhibit 3.2
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GOLFSMITH INTERNATIONAL HOLDINGS, INC.
     Golfsmith International Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
     1. The Certificate of Incorporation of the Corporation was originally filed in the Office of the Secretary of State of the State of Delaware on September 4, 2002, and was amended and restated on October 3, 2002.
     2. This Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which amends and restates the Corporation’s existing Amended and Restated Certificate of Incorporation in its entirety, has been duly adopted pursuant to the provisions of Sections 242 and 245 of the DGCL, and the requisite stockholders of the Corporation have given their written consent hereto in accordance with Section 228 of the DGCL.
     The Amended and Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:
ARTICLE I
          The name of the Corporation is Golfsmith International Holdings, Inc.
ARTICLE II
          The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
          The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is one hundred and ten million (110,000,000). One hundred million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and ten million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share.

          1. Common Stock
          (a) Dividends. Subject to any applicable limitations set forth in the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation, dividends may be declared and paid on the Common Stock as, if and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock. Dividends may be paid either in cash, in property, or in shares of the Corporation’s capital stock.
          (b) Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share in the distribution of any remaining assets available for distribution to its stockholders ratably, subject to any preferential rights of any then-outstanding Preferred Stock.
          (c) Voting Rights. The holders of Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other matters presented to the stockholders of the Corporation for their action or consideration. Cumulative voting for the election of directors is not permissible. Except as otherwise required by law, the holders of the Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.
          2. Preferred Stock. The Board of Directors is hereby authorized to provide by resolution for the issuance from time to time of shares of Preferred Stock in one or more series, without further stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:
          (a) the designation of the series, which may be by distinguishing number, letter or title;
          (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
          (c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
          (d) dates at which dividends, if any, shall be payable;
          (e) the redemption rights and price or prices, if any, for shares of the series;

          (f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
          (g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
          (h) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
          (i) restrictions on the issuance of shares of the same series or of any other class or series;
          (j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
          (k) any other rights, powers, preferences of such shares as are permitted by law.
          3. No Preemptive Rights. The holders of Common Stock or any series of Preferred Stock shall have no preemptive right to subscribe for any shares of any class of capital stock of the Corporation whether now or hereafter authorized, except as expressly set forth in this Certificate of Incorporation, any Preferred Stock Designation, any resolution or resolutions providing for the issuance of a series of stock adopted by the Board of Directors, or any agreement between the Corporation and its stockholders.
          4. Record Ownership. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V
          1. Amendment of Bylaws by Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, amend, supplement and repeal any or all of the Bylaws of the Corporation by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any Bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors.
          2. Amendment of Bylaws by Stockholders. The stockholders shall also have the power to make, adopt, amend, supplement and repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of shares of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting of stockholders, shall be required for the stockholders to make, adopt, amend, supplement or repeal the Bylaws of the Corporation. For purposes of this Certificate of Incorporation, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
ARTICLE VI
          1. Powers and Duties of the Board of Directors. Subject to the provisions of the DGCL and any limitations in the Bylaws or this Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.
          2. Number of Directors. The Board of Directors shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation. The number of members of the Board of Directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the Corporation.
ARTICLE VII
          1. No Written Ballots. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
          2. Nominations. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws.
          3. Election of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.
ARTICLE VIII
          1. Vacancies and Newly-Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) shall be filled in accordance with the terms of that certain Management Rights Agreement by and among Atlantic Equity Partners III, L.P. (“AEP”) and the Corporation (the “Management Rights Agreement”) and by the vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.
          2 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by this Certificate of Incorporation or the Bylaws, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of more than fifty percent (50%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
          3. Directors Elected by Preferred Stockholders. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for in a Preferred Stock Designation, then upon commencement and for the duration of the period during which such right continues, to the extent provided for in a Preferred Stock Designation or by applicable law: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided for in the Preferred Stock Designation establishing such series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE IX
          1. Action by Written Consent of Stockholders. For so long as any security of the Company is registered under Section 12 of the Exchange Act, the stockholders of the Corporation shall take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. Notwithstanding the foregoing provision of this Article IX, for so long as AEP (directly or through its Affiliates) is the holder of record of at least forty percent (40%) of the outstanding shares of common stock of the Corporation, either on its own or together with any group as such term is defined in Section 13(d)(3) of the Exchange Act, the stockholders of the Corporation shall have the right to take any action by written consent without a meeting.
          2. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Chairman of the Board of Directors of the Corporation or the Board of Directors upon a request by the holders of at least twenty-five percent (25%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
ARTICLE X
          The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE XI
          The Corporation expressly elects to be governed by Section 203 of the DGCL. Notwithstanding the terms of Section 203 of the DGCL, AEP and its Affiliates shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by AEP or any of its Affiliates, as applicable, to be an “interested stockholder” as such term is defined in Section 203(c)(5) of the DGCL.
ARTICLE XII
          To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
          The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.
          Neither any amendment or repeal of any provision of this Article XII, nor the adoption of any amendment to this Certificate of Incorporation inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII, in respect of any matter occurring, or any action or proceeding accruing or arising prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE XIII
          The Corporation is to have perpetual existence.
ARTICLE XIV
          The Corporation reserves the right, at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          Notwithstanding the foregoing, the provisions set forth in Articles IV, V, VI, VII, VIII, IX, X, XI, XII, XIII and this Article XIV of this Certificate of Incorporation may not be amended, altered, changed or repealed in any respect without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. No amendment, alteration, change or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the Bylaws.
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          IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation on                                        2006.

Virginia Bunte Senior Vice President, Chief Financial Officer and Treasurer